Exhibit 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-208187 on Form S-4 of Energy Transfer Corp LP of our report dated February 23, 2015, relating to the financial statements of Gulfstream Natural Gas System, L.L.C. incorporated by reference in the Current Report on Form 8-K of The Williams Companies, Inc. filed on May 7, 2015, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

January 12, 2016